EXHIBIT 5(D)

                     MORRIS, JAMES, HITCHENS & WILLIAMS LLP

                         222 Delaware Avenue, 10th Floor
                         Wilmington, Delaware 19801-1621
                                 (302) 888-6800
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                               www.morrisjames.com
                                                            Mailing Address
                                                             P.O. Box 2306
                                                       Wilmington, DE 19899-2306


                                  June 4, 2004


FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust III
700 Universe Boulevard
Juno Beach, Florida 33408

     RE:  FPL GROUP CAPITAL TRUST III

Ladies and Gentlemen:

          We have acted as special Delaware counsel for FPL Group, Inc., a Florida corporation ("FPL Group"), FPL Group Capital Inc, a Florida corporation ("FPL Group Capital"), and FPL Group Capital Trust III, a Delaware statutory trust (the "Trust"), for the purpose of giving the opinions set forth herein. At your request, this opinion letter is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies furnished to us of the following:

          (a) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 2, 2004 (the "Certificate");

          (b) The Trust Agreement of the Trust, dated as of June 2, 2004, by and among FPL Group, as depositor, and the trustees of the Trust named therein (the "Initial Trust Agreement");

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust III
June 4, 2004
Page 2


          (c) The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus (the "Prospectus"), relating, among other things, to the Preferred Trust Securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust (each, a "Preferred Trust Security" and collectively, the "Preferred Trust Securities"), as proposed to be filed by FPL Group, FPL Group Capital, the Trust, FPL Group Capital Trust II, a Delaware statutory trust, FPL Group Trust I, a Delaware statutory trust, and FPL Group Trust II, a Delaware statutory trust, with the Securities and Exchange Commission ("Commission") on or about the date hereof (other than the documents incorporated by reference);

          (d) A form of Amended and Restated Trust Agreement of the Trust (including Exhibits A, B, C and D attached thereto) (the "Trust Agreement"), to be entered into among FPL Group, the trustees of the Trust named therein, and the holders, from time to time, of preferred undivided beneficial interests in the assets of the Trust, filed as an exhibit to the Registration Statement; and

          (e) A Certificate of Good Standing for the Trust, dated a recent date, obtained from the Secretary of State.

          Unless otherwise defined herein, all capitalized terms used in this opinion letter shall have the respective meanings provided in the Initial Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

          For purposes of this opinion letter, we have relied upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, and such other certificates or documents as we have considered necessary or appropriate for the purposes of this opinion letter, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust III
June 4, 2004
Page 3


          For purposes of this opinion letter, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended; (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and the valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization; (iii) the legal capacity of natural persons who are parties or signatories to the documents examined by us;
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents; (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents; (vi) the receipt by each Person to whom a Preferred Trust Security is to be issued by the Trust (collectively, the "Preferred Trust Security Holders") of a Preferred Trust Securities Certificate for the Preferred Trust Security and the payment for the Preferred Trust Security acquired by it, in accordance with the Trust Agreement, and as described in the Prospectus; and (vii) that the Preferred Trust Securities are issued to the Preferred Trust Security Holders in accordance with the Trust Agreement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for its contents.

          The opinions in this letter are limited to the laws of the State of Delaware (other than the securities laws of the State of Delaware) and we have not considered and express no opinion on the effect of or concerning matters involving the laws of any other jurisdiction, or rules, regulations, orders and decisions relating to such laws, including, without limitation, the federal laws of the United States of America.

          Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801 et seq.

          2. The Preferred Trust Securities will be validly issued, and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial ownership interests in the assets of the Trust.

                                          MORRIS, JAMES, HITCHENS & WILLIAMS LLP

FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust III
June 4, 2004
Page 4


          3. The Preferred Trust Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Trust Security Holders may be obligated to make payments and provide indemnity and/or security as set forth in the Trust Agreement.

          We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. We also consent to the reliance by Steel Hector & Davis LLP and Thelen Reid & Priest LLP as to all matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person or relied upon for any other purpose.

                                      Very truly yours,

                                      /s/ Morris, James, Hitchens & Williams LLP